                                                                    EXHIBIT 99.1

[US UNWIRED LETTERHEAD]
--------------------------------------------------------------------------------
Contact: Ed Moise, Investor Relations
         (337) 310-3500

               US UNWIRED REPORTS $534 MILLION IN REVENUE FOR 2002

------------------------------------------------------------------------------------------------------------------------------
FOURTH QUARTER HIGHLIGHTS:

                        3 months ended      12 months ended                               3 months ended      12 months ended
                            12/31                12/31                                         12/31               12/31
                       -----------------   -------------------                          ------------------  -------------------
                          2002     2001        2002      2001                              2002     2001        2002     2001
                          ----     ----        ----      ----                           --------  --------   --------- --------
  Total Revenues                                                     Ending PCS
   ($000)              $148,780  $ 81,242    $ 534,080  $259,174      Subscribers         561,162  277,036     561,162  277,036
  Adjusted EBITDA*        7,396    (3,730)       6,681   (12,640)    Net PCS Sub.
  Net Income           (450,567)  (25,566)    (582,478)  (97,611)     Additions            19,881   41,070      73,799  151,030
  Capital Expenditures   23,967    25,516      122,608   106,499     Postpay PCS Churn        4.2%     2.5%        4.0%     1.9%
* See attached table.                                                PCS ARPU**            $84.56  $ 92.03     $ 85.17  $ 86.58
                                                                    **includes roaming
-------------------------------------------------------------------------------------------------------------------------------

   EDITOR'S NOTE: The term "PCS" in this release refers to the customers and network that US Unwired manages as a PCS Affiliate of Sprint.

LAKE CHARLES, LA (March 31, 2003)--US Unwired Inc. (Nasdaq/NM:UNWR), a PCS Affiliate of Sprint (NYSE:FON, PCS), today reported record annual revenues of $534.1 million for the twelve-month period ended December 31, 2002. The results were led by the company's PCS operations that generated $510.6 million in total revenue for the year. Subscriber revenue and roaming revenue from PCS operations were $315.3 million and $175.9 million, respectively. For the fourth quarter of 2002, Adjusted EBITDA for the consolidated operations (earnings before interest, taxes, depreciation and amortization, and non-cash stock option compensation expense) was $7.4 million, compared with ($0.1) million for the third quarter of 2002. During the same period, US Unwired achieved positive Adjusted EBITDA of $9.2 million without the consolidation of IWO Holdings, Inc.

During the fourth quarter, the company recorded significant write-downs in the carrying value of goodwill and intangible assets associated with its wholly-owned unrestricted subsidiary, IWO Holdings, Inc. of $402.5 million. These impairment write-downs were taken in accordance with the accounting guidance prescribed by SFAS No. 142 and No. 144.

 "The financial and operating results that we achieved during the fourth quarter of 2002 illustrate that we have only now begun to show signs of recovery from the deep wounds inflicted by Sprint's credit policies. Our PCS bad debt was near 3.2% for the first time since those policies were introduced into our markets. While churn remains unacceptably high at 4.2%, it too has shown signs of improvement," said Robert Piper, US Unwired's President and Chief Executive Officer. "Clearly Sprint's credit policies targeting the sub-prime market, in particular those not requiring a deposit, has weakened our company."

At the end of the fourth quarter of 2002, total wireless subscribers (including PCS, cellular and resale) were 600,898, while PCS subscribers were 561,162, up from 541,281 in the third quarter. Of the 19,881 PCS net subscriber additions during the fourth quarter, 9,132 were from IWO Holdings operations. PCS subscriber acquisition cost was $342 for the fourth quarter and $361 for the year. For the fourth quarter of 2002, monthly average minutes of use were 618 per average PCS subscriber with roaming and 471 without roaming; total PCS system minutes of use were approximately 1.1 billion, including 333 million roaming minutes; postpay PCS churn, net of 30-day returns, was approximately 4.2%; and average monthly revenue per PCS subscriber (ARPU), including roaming, was $84.56.

At the end of 2002, US Unwired had unrestricted cash of approximately $62.0 million and restricted cash of $41.2 million. The company also had $75.3 million and $25.3 million undrawn under its $170 million and $240 million bank credit facilities, respectively. Total capital expenditures were $122.6 million for the year, $119.4 million of which were related to the company's portion of the Sprint PCS network that as of December 31, 2002, covered 12.6 million residents with 1,796 cell sites.

US Unwired Reports Fourth Quarter Results
Page 2
March 31, 2003

As previously announced, the company received notice from The Nasdaq Stock Market that it was not in compliance with Nasdaq's minimum $1.00 stock bid price requirement for continued listing. US Unwired requested and received a hearing before a Nasdaq listing qualifications panel to respond to Nasdaq's notice and was granted an extension to remain on the National Market until April 29, 2003 at which time it will request an additional six-month extension should US Unwired continue to fail to meet the minimum bid price. However, the company does not currently satisfy Nasdaq's requirements for shareholders' equity or the market value of publicly held shares and can give no assurance that that the outcome of any appeal or request will be favorable.

US Unwired will hold a conference call to discuss this press release at 10:00 a.m. Eastern Time on April 1, 2003. An online replay will be available approximately one hour following the conclusion of the live broadcast and will continue through April15, 2003. Links to these events can be found at the company's web site at http://www.usunwired.com. If Internet access is unavailable, investors and other interested parties may listen to the teleconference by calling 888-694-4502. The teleconference will be available for replay until April 8, 2003 by calling 973-341-3080,and entering 3816238 when prompted for the access code.

About US Unwired
US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS Affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 67 markets, currently serving over 500,000 PCS customers. US Unwired's PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. In addition, US Unwired provides cellular and paging service in southwest Louisiana. For more information on US Unwired and its products and services, visit the company's web site at http://www.usunwired.com. US Unwired is traded on the NASDAQ exchange under the symbol "UNWR".

About Sprint
Sprint operates the largest, 100-percent -digital, nationwide PCS wireless network in the United States, already serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In August 2002, Sprint became the first wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on Vision-enabled Phones and devices. For more information on products and services, visit www.sprint.com/mr. PCS is a wholly owned tracking stock of Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global communications company with approximately 72,000 employees worldwide and nearly $72 billion in annual revenues and is widely recognized for developing, engineering and deploying state-of-the art network technologies.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint PCS pricing plans, products and services; the ability of Sprint PCS to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings' network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired's stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1 and 7 of US Unwired's Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission. US Unwired does not undertake to update or revise any forward-looking statement contained herein.

US Unwired Reports Fourth Quarter Results
Page 3
March 31, 2003


                        US UNWIRED INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)


                                                                   For the three months ended        For the twelve months ended
                                                                          December 31,                     December 31,
                                                                  -----------------------------    ------------------------------
                                                                        2002          2001             2002             2001
                                                                  --------------- -------------    ------------- ----------------
Revenues:
       Subscriber                                                     $   91,806    $   45,360       $  328,233      $   146,022
       Roaming                                                            51,363        30,866          184,718           91,829
       Merchandise sales                                                   5,073         3,898           18,544           16,243
       Other revenue                                                         538         1,118            2,585            5,080
                                                                      -----------   -----------      -----------     ------------
       Total revenue                                                     148,780        81,242          534,080          259,174

Expense:
       Cost of service                                                    67,238        38,797          239,644          116,117
       Merchandise cost of sales                                           9,166         8,382           37,430           31,336
       General and administrative                                         35,381        15,521          142,802           53,251
       Sales and marketing                                                29,599        22,272          107,523           71,110
       Non-cash stock compensation                                           870         1,173            4,672            4,894
       Depreciation and amortization                                      32,202        13,416          110,768           55,755
       Impairment of goodwill and intangible assets                      402,521            --          402,521               --
                                                                      -----------   -----------      -----------     ------------
       Total operating expense                                           576,977        99,561        1,045,360          332,463
Operating loss                                                          (428,197)      (18,319)        (511,280)         (73,289)
Other income (expense):
       Interest expense, net                                             (20,930)       (9,479)         (71,331)         (32,744)
       Gain on sale of assets                                                (10)          694                3            9,314
                                                                      -----------   -----------      -----------     ------------
       Total other expense                                               (20,940)       (8,785)         (71,328)         (23,430)

Loss before income taxes and equity in income (losses) of               (449,137)      (27,104)        (582,608)         (96,719)
unconsolidated affiliates
Income tax benefit                                                            --        (1,868)            (781)          (1,868)
                                                                      -----------   -----------      -----------     ------------

Loss before equity in income (losses) of unconsolidated                 (449,137)      (25,236)        (581,827)         (94,851)
affiliates

Equity in income (losses) of unconsolidated affiliates                    (1,431)         (330)            (651)          (2,760)
                                                                      -----------   -----------      -----------     ------------
Net loss                                                              $ (450,568)   $  (25,566)      $ (582,478)     $   (97,611)
                                                                      ===========   ===========      ===========     ============
Basic and diluted loss per share                                      $    (3.50)   $    (0.30)      $    (4.93)     $     (1.17)
                                                                      ===========   ===========      ===========     ============
Weighted average outstanding common shares                               128,832        84,298          118,194           83,310
                                                                      ===========   ===========      ===========     ============

US Unwired Reports Fourth Quarter Results
Page 4
March 31, 2003


                                   US UNWIRED INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                            (in thousands)


                                                                            December 31,     December 31,
                                                                                2002             2001
                                                                           -------------     ------------
                                                                           (Unaudited)
Current assets:
      Cash and cash equivalents                                             $   61,985      $   100,589
      Restricted cash                                                           33,218               --
      Subscriber receivables, net                                               47,727           30,011
      Other receivables                                                          2,661           10,042
      Inventory                                                                  5,315            7,691
      Prepaid expenses and other assets                                         15,077            9,373
      Receivables from related parties                                             681              705
      Receivables from officers                                                    101              138
                                                                            ----------      -----------
      Total current assets                                                     166,765          158,549

Property and equipment, net                                                    484,014          255,761
Restricted cash                                                                  8,000               --
Goodwill and other intangibles, net                                            130,253           32,840
Notes receivable from unconsolidated affiliates                                  1,811            1,735
Other assets                                                                    40,587           25,649
                                                                            ----------      -----------
Total assets                                                                $  831,430      $   474,534
                                                                            ==========      ===========

Current liabilities:
      Accounts payable                                                      $   28,301      $    26,602
      Accrued expenses                                                          67,665           27,156
      Current maturities of long term obligations                                5,018              693
                                                                            ----------      -----------
       Total current liabilities                                               100,984           54,451

Long term obligations, net of current maturities                               762,202          338,675
Deferred gain                                                                   34,581           38,216
Investments in and advances to unconsolidated affiliates                         3,901            3,554

Stockholders' equity:
      Common stock                                                               1,288              844
      Additional paid in capital                                               657,459          185,127
      Retained deficit                                                        (728,811)        (146,333)
      Promissory note                                                             (174)              --
                                                                            ----------      -----------
      Total stockholders' equity                                               (70,238)          39,638
                                                                            ----------      -----------
      Total liabilities and stockholders' equity                            $  831,430      $   474,534
                                                                            ==========      ===========

US Unwired Reports Fourth Quarter Results
Page 5
March 31, 2003




                        US UNWIRED INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (in thousands)
                                   (Unaudited)


                                                                           For the twelve months ended
                                                                                    December 31
                                                                           ---------------------------
                                                                                 2002         2001
                                                                           -------------- ------------
                   Cash flows from operating activities
Net cash used in operating activities                                        $  (23,350)   $ (22,817)

                   Cash flows from investing activities
Payments for the purchase of equipment                                         (122,608)    (106,499)
Acquisition of business, net of cash acquired                                   (61,713)          --
Proceeds from sales and maturities of marketable securities                      66,967      176,705
Proceeds from sale of assets                                                     10,319       45,030
Sale of marketable securities
Purchase of marketable securities                                                    --      (12,544)
Proceeds from restricted cash                                                    10,449        5,753
Distributions from unconsolidated affiliates                                        792          636
Purchase of license and subscriber base                                              --         (666)
Investments in unconsolidated affiliates                                         (1,491)      (1,902)
                                                                             ----------    ---------
Net cash (used in) provided by investing activities                             (97,285)     106,513

                   Cash flows from financing activities
Proceeds from long-term debt                                                     83,184        1,822
Proceeds from stock options exercised                                               282        1,756
Proceeds from promissory notes                                                       20           --
Principal payments of long-term debt                                               (693)      (1,673)
Debt issuance costs                                                                (762)        (148)
                                                                             ----------    ---------
Net cash provided by financing activities                                        82,031        1,757
                                                                             ----------    ---------
Net (decrease) increase in cash and cash equivalents                            (38,604)      85,453

Cash and cash equivalents at beginning of period                                100,589       15,136
                                                                             ----------    ---------
Cash and cash equivalents at end of period                                   $   61,985    $ 100,589
                                                                             ==========    =========

US Unwired Reports Fourth Quarter Results
Page 6
March 31, 2003


EBITDA is an acronym for Earnings before Interest, Taxes, Depreciation and Amortization, although other items in addition to these are sometimes excluded to calculate EBITDA. Although EBITDA is not a calculation in accordance with accounting principles generally accepted in the United States (GAAP), we believe that EBITDA is widely used as a measure of operating performance and liquidity in our industry. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with GAAP. In addition, since all companies do not calculate EBITDA in the same manner (for example, we also exclude non-cash stock compensation), this measure may not be comparable to similarly titled measures reported by other companies. We believe the nearest comparable GAAP measure to Adjusted EBITDA is our Net Loss, and we have presented below a reconciliation of the two measures.

                        US UNWIRED INC. AND SUBSIDIARIES
                  RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS
                                 (in thousands)

                                                           For the three months ended              For the twelve months ended
                                                -----------------------------------------------   -----------------------------
                                                         December 31,            September 30,             December 31,
                                                ------------------------------------------------  -----------------------------
                                                   2002              2001            2002             2002              2001
                                                ------------------------------------------------  -----------------------------
Adjusted EBITDA                                  $   7,396        $ (3,730)        $    (63)      $   6,681           $(12,640)
Non-cash stock compensation                            870           1,173            1,400           4,672              4,894
Depreciation and amortization                       32,202          13,416           32,731         110,768             55,755
Impairment of goodwill and intangible assets       402,521              --               --         402,521                 --
Interest expense, net                              (20,930)         (9,479)         (20,515)        (71,331)           (32,744)
Gain/(Loss) on sale of assets                          (10)            694               10               3              9,314
                                                ------------------------------------------------  -----------------------------
Loss before income taxes and equity in
  income (losses) of unconsolidated affiliates    (449,137)        (27,104)         (54,699)       (582,608)           (96,719)
Income tax / (benefit)                                  --          (1,868)            (781)           (781)            (1,868)
                                                ------------------------------------------------  -----------------------------
Loss before equity in income (losses) of
  unconsolidated affiliates                       (449,137)        (25,236)         (53,918)       (581,827)           (94,851)
Equity in income (losses) of unconsolidated
  affiliates                                        (1,431)           (330)             115            (651)            (2,760)
                                                ------------------------------------------------  -----------------------------

Net loss                                         $(450,568)       $(25,566)        $(53,803)      $(582,478)          $(97,611)
                                                ================================================  =============================



                        US UNWIRED INC. AND SUBSIDIARIES
                  RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2002
                                 (in thousands)

                                                US Unwired                                           US Unwired Inc.
                                               Consolidated     IWO Holdings. Inc.   Eliminations      without IWO
                                              -------------------------------------  --------------  -----------------
Adjusted EBITDA                                 $  7,396         $  (1,771)                --           $  9,167
Non-cash stock compensation                          870                --                 --                870
Depreciation and amortization                     32,202            14,282                 --             17,920
Impairment of goodwill and intangible assets     402,521           402,521                 --                 --
Interest expense, net                            (20,930)           (8,802)                --            (12,128)
Gain/(Loss) on sale of assets                        (10)               --                 --                (10)
                                              -------------------------------------  ------------------------------
Loss before income taxes and equity in
  income (losses) of unconsolidated affiliates  (449,137)         (427,376)                --            (21,761)
Income tax / (benefit)                                --             4,505             (4,505)                --
                                              -------------------------------------  ------------------------------
Loss before equity in income (losses) of
  unconsolidated affiliates                     (449,137)         (431,881)             4,505            (21,761)
Equity in income (losses of unconsolidated
  affiliates                                      (1,431)               --                 --             (1,431)
                                              -------------------------------------  ------------------------------

Net loss                                       $(450,568)        $(431,881)          $  4,505           $(23,192)
                                              =====================================  ==============================
